BlackRock Liquidity Funds: Federal Trust
Fund


File Number:  811-
02354

CIK Number:
0000097098

For the Period Ended: 04/30/2007

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period November 1, 2006 through April
30, 2007.

                   Purchases (In Thousands)

The information is in the following order:


TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE


12/05/2006
$4,000
FHLB
5.24%
02/07/2007

12/08/2006
$3,000
FHLB
5.27%
03/09/2007

01/11/2007
$1,000
FHLB
5.27%
04/09/2007

01/12/2007
$140
FFCB
5.24%
03/20/2007

01/12/2007
$610
FHLB
5.23%
03/16/2007

02/08/2007
$10,000
FHLB
5.26%
05/09/2007

02/12/2007
$2,400
FHLB
5.16%
02/20/2007

02/12/2007
$1,595
FHLB
5.27%
05/09/2007

02/13/2007
$10,000
FHLB
5.27%
05/02/2007

02/15/2007
$4,000
FHLB
5.17%
02/22/2007

02/28/2007
$4,488
FFCB
5.29%
05/29/2007

03/05/2007
$5,000
FHLB
5.28%
06/06/2007

03/06/2007
$4,500
FHLB
5.20%
03/07/2007

04/25/2007
$5,000
FHLB
5.26%
07/25/2007

04/30/2007
$8,371
FHLB
5.25%
07/27/2007